The Board of Directors
Inland Retail Real Estate Trust, Inc.

    We consent to the use of our report dated July 2, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Lake Walden Square for the year ended December 31, 1998, our report dated July 2, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Merchants Square Shopping Center for the year ended December 31, 1998, our report dated July 2, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Town Center Commons for the period from January 1, 1999 through March 31, 1999 and our report dated March 18, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Boynton Commons Shopping Center for the year ended December 31, 1998 included in the Post-Effective Amendment No. 1 to the Registration Statement of Form S-11 filed by Inland Retail Real Estate Trust, Inc. We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 filed by Inland Retail Real Estate Trust, Inc. of our report dated September 18, 1998 related to the Consolidated Balance Sheet of Inland Retail Real Estate Trust, Inc., our report dated April 30, 1998 related to the Historical Summary of Gross Income and Direct Operating Expenses of Lake Walden Square for the year ended December 31, 1997, our report dated April 30, 1998 related to the Historical Summary of Gross Income and Direct Operating Expenses of Lake Olympia Square for the year ended December 31, 1997, and our report dated October 20, 1998 related to the Historical Summary of Gross Income and Direct Operating Expenses of Merchants Square Shopping Center for the year ended December 31, 1997, and to the reference to our firm under the heading "Experts" in the Post Effective Amendment No. 1.


                                       /s/ KPMG LLP



Chicago, Illinois
August 2, 1999